Exhibit 2

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 3, 2002, among COMPUTRAC, INC., a Texas corporation (the "Company"), ASA INTERNATIONAL LTD., a Delaware corporation (the "Parent"), and RAINMAKER SOFTWARE, INC., a Delaware corporation and wholly-owned subsidiary of the Parent (the "Purchaser"); the Company and the Purchaser sometimes being hereinafter together referred to as the "Constituent Corporations"). Capitalized terms used herein without definition shall be as defined in Section 10.2.

                                    RECITALS
                                    --------

         WHEREAS, the respective Boards of Directors of each of the Parent, the Purchaser and the Company have approved the merger of the Company with and into the Purchaser (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS, the Parent, the Purchaser and the Company intend that the Merger will qualify as a reorganization under Section 368(a)(1)(A) of the Code, and desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, as an inducement and a condition to the Parent and the Purchaser entering into this Agreement, contemporaneously with the execution and delivery of this Agreement (i) the Company has entered into a management agreement (the "Management Agreement") with Rainmaker Software, Inc. (the "Manager") pursuant to which the Manager will manage the business of the Company beginning effective January 1, 2002, upon the terms and subject to the conditions set forth in the Management Agreement and (ii) certain stockholders of the Company (the "Signatory Stockholders") have entered into a Stockholders Agreement with the Parent and the Purchaser ("Stockholders Agreement"), pursuant to which the Signatory Stockholders have, among other things, agreed with respect to the shares of Common Stock, $.01 par value per share (the "Common Stock") of the Company (the "Shares) owned by such holders (collectively, the "Signatory Shareholder Shares"), to vote in favor of the Merger, granted to the Parent a proxy with respect to the voting of the Signatory Stockholder Shares, and granted to the Parent an option to purchase the Signatory Stockholder Shares, in each case upon the terms and subject to the conditions set forth in the Stockholders Agreement; and

         WHEREAS, the Board of Directors of the Company (the "Company's Board" has approved this Agreement, and the Management Agreement and has determined that the consideration to be paid for each Share in the Merger is fair to the holders of such Shares and to recommend that the holders of such Shares approve this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


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                                    ARTICLE I

                               THE COMPANY ACTIONS

1.1.   Approval and Recommendation.

         The Company hereby approves of and consents to the Merger and represents that the Company's Board, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the Company and its stockholders (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, in all respects and such approval constitutes approval of this Agreement and the Merger for purposes of Articles 5.03 and
13.03 of the Texas Business Corporation Act (the "TBCA"), and (iii) resolved to recommend that the shareholders of the Company approve and adopt this Agreement and the Merger; provided, however, that such recommendation and approval may be withdrawn, modified or amended to the extent provided in Section 6.2(b). The Company also represents that the Company's Board has reviewed the opinion of Capital West Securities, Inc., financial advisor to the Company's Board (the "Financial Advisor"), that, as of the date of this Agreement, the consideration to be received pursuant to this Agreement is fair to the stockholders of the Company from a financial point of view (the "Fairness Opinion"). The Company has been authorized by the Financial Advisor to permit, subject to the prior review and consent by the Financial Advisor (such consent not to be unreasonably withheld), the inclusion of the Fairness Opinion (or a reference thereto) in the Proxy/Registration Statement (as defined below).

                                   ARTICLE II

                       THE MERGER; CLOSING; EFFECTIVE TIME

2.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3), the Company shall be merged with and into the Purchaser and the separate corporate existence of the Company shall thereupon cease. The Purchaser shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Purchaser with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III. At the election of the Parent, to the extent that such action would not cause a failure of a condition to the Merger, the Merger may be structured so that the Purchaser shall be merged with and into the Company with the result that the Company shall become the "Surviving Corporation." The Merger shall have the effects specified in the Delaware General Corporation Law ("DGCL"). The Parent, as the sole stockholder of the Purchaser, hereby approves the Merger and this Agreement.

2.2.   Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Epstein Becker & Green, P.C., 75 State Street, Boston, Massachusetts 02109 at 9:00 a.m., Boston time, on the first Business Day after the day on which the last to be fulfilled or waived of the conditions set forth

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in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or
(ii) at such other place and time and/or on such other date as the Company and the Parent may agree in writing (the "Closing Date").

2.3. Effective Time. As soon as practicable following the Closing, the Company and the Parent will cause (i) a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL, and (ii) Articles of Merger (the "Texas Articles of Merger") to be executed, acknowledged and filed with the Texas Secretary of State as provided in Article 5.04 of the TBCA. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware and the Texas Articles of Merger have been duly filed with the Secretary of State of Texas (the "Effective Time").

2.4. Options. At the Effective Time, all the Company Options (as defined in Section 5.1(b))(whether vested or unvested) that remain unexercised shall be cancelled and terminated, and shall be of no further force or effect. The Company agrees that the foregoing treatment of the Company Options will be in accordance with the terms of the Stock Option Plans (as defined in Section 5.1(b)) or interpretations thereof by the Company's Board.

2.5. The Company Employee Stock Purchase Plans. The Company's Board shall take the following actions with respect to its 1981 and 1995 Employee Stock Purchase Plans (the "Stock Purchase Plans"): (1) terminate or suspend the Stock Purchase Plans with respect to all periods after December 31, 2001 (the "Plan Termination Date") and (2) return to each participant all funds contributed to the Stock Purchase Plan by such participant which have not been used to purchase shares of Common Stock as of the Plan Termination Date. Such funds shall be returned, without interest, as soon as administratively feasible after the Plan Termination Date.

                                   ARTICLE III

                      CERTIFICATE OF INCORPORATION, BYLAWS
               AND BOARD OF DIRECTORS OF THE SURVIVING CORPORATION

3.1. Certificate of Incorporation. The certificate of incorporation of the Purchaser in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable Law (as defined in Section 5.1(i)).

3.2. Bylaws. The bylaws of the Purchaser in effect at the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable Law.

3.3. Board of Directors and Officers. The board of directors and the officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the board of directors and the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier resignation or removal in accordance with the Charter and Bylaws.

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                                   ARTICLE IV

               EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF
                      CERTIFICATES FOR MERGER CONSIDERATION

4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any Capital Stock of the
Company:

(a) The Purchaser. The sole issued and outstanding capital stock of the Purchaser shall remain outstanding and constitute the sole capital stock of the Surviving Corporation.

(b) Conversion of Shares. Each issued and outstanding Share immediately prior to the Effective Time, including each Option Share, other than a Dissenting Share or an Excluded Share, each as hereinafter defined, is sometimes referred to as a "Participating Share." Each Participating Share shall be cancelled and converted into the right to receive, subject to the terms and conditions of this Agreement, a pro rata share of the Merger Consideration (as defined in Section 4.2(a)) payable to the holder thereof, without interest thereon, upon the surrender of the certificate formerly representing such Participating Share "Certificates", less any required withholding of taxes. "Excluded Share" shall mean a Share owned by the Parent or the Purchaser or any wholly-owned subsidiary thereof at the Effective Time.

(c) Treasury Shares. Each Share held in the treasury of the Company, or any direct or indirect wholly-owned subsidiary of the Company, immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

(d) Excluded Shares. Each Excluded Share shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist and shall not be converted into the right to receive the Merger Consideration.

(e) Company Options. At the Effective Time, each outstanding Company Option (as defined in Section 5.1(b)) as to which the holder has delivered no later than one (1) business day prior to the Closing Date a duly executed Option Exercise Agreement in form and substance reasonably satisfactory to the Company and the Purchaser, shall be exercised as of the Effective Time pursuant to and in accordance with the terms of the applicable Option Exercise Agreement and each Share issuable upon the exercise of such Company Option (an "Option Share") shall be deemed to have been issued and outstanding immediately prior to the Effective Time and to constitute a Participating Share for purposes of this Agreement. All the Company Options that are not exercised prior to the Effective Time shall be cancelled as of the Effective Time.

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4.2.   Exchange of Certificates for Payment.

(a) Exchange Agent. As of the Effective Time, the Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by the Parent and acceptable to the Company in its reasonable discretion (the "Exchange Agent"), for the benefit of the holders of Shares, the merger consideration (the "Merger Consideration"), which shall consist of

     (i) 1,370,679 shares of Common Stock, $.01 par value per share, of the Parent ("ASA Common Stock"), plus

     (ii) cash in an aggregate amount to be determined by the following formula:

          (A) The amount of cash and marketable securities of the Company as of the close of business on December 31, 2001 plus an amount equal to the aggregate exercise price for all Company Options exercised after December 31, 2001; less

          (B) The sum of the following items:

               (1) The unpaid amount of the Margolis Note (as defined in Section 9.1);

               (2) The unpaid portion of a reserve for severance compensation payable to one employee in the aggregate amount of $33,605 as set forth in the Management Agreement;

               (3) An amount equal to $16,500 for prepaid annual maintenance (to the extent such amount was not previously delivered to the Manager pursuant to the Management Agreement);

               (4) An amount equal to all unpaid legal, accounting, financial advisory, printing, mailing and other expenses incurred by the Company in connection with the Merger and the transactions contemplated by this Agreement ("Transaction Expenses");

               (5) The sum of $349,000 (to the extent such amount was not previously delivered to the Manager pursuant to the Management Agreement);

               (6) The amount equal to the premium for the Tail Policy to be purchased by the Company; and

               (7) Any other amounts required to be paid by the Company pursuant to this Agreement or the Management Agreement.

The Merger Consideration shall be paid pursuant to Section 4.1(b) in exchange for outstanding Shares upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such shares and cash, so when deposited with the Exchange Agent, together with any cash delivered pursuant to Section 4.2(b) in lieu of fractional shares, being hereinafter referred to as the "Merger Fund").

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(b)   Exchange Procedures.  Promptly after the Effective Time, the Surviving
Corporation shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal (which shall, among other matters, specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual receipt of the Certificates (or affidavits of loss in lieu thereof) by the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration due and payable to such holder. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the portion of the Merger Consideration due and payable in respect of such holder's Shares and the Certificate so surrendered shall forthwith be canceled. All shares of ASA Common Stock to be delivered to holders of Shares hereunder shall be in uncertificated book entry form unless a physical certificate is requested or is otherwise required by applicable law or regulation. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. All Merger Consideration paid upon surrender for exchange of Shares in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the portion of the Merger Consideration due upon due surrender of the Certificate may be delivered to such a transferee if the Certificate is presented to the Exchange Agent, accompanied by all documents required by the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. The aggregate number of 1,370,679 shares of ASA Common Stock which the shareholders of the Company will receive as consideration for Shares shall not be affected by any change in the trading price of shares of ASA Common Stock on, before or after the Effective Time. In making the payments required by this Section 4.2, the Parent shall cause the Exchange Agent to deliver cash in lieu of any fractional shares of ASA Common Stock as set forth in Section 4.3(g) and shall deliver to the Exchange Agent cash in an amount sufficient to meet such obligation.

(c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(d) Termination of Merger Fund. Any portion of the Merger Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for 180 days after the Effective Time shall be paid to the Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to the Parent for payment of their Merger Consideration payable pursuant to Section 4.1 upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, neither the Parent, the Surviving Corporation, the Exchange Agent nor any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

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(e)   Return of Consideration.  Any portion of the Merger Fund representing
Merger Consideration payable in respect of Dissenters' Shares (as defined in Section 4.3) for which appraisal rights have been perfected shall be returned to the Parent, upon demand.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Parent, the posting by such Person of a bond in an amount determined by the Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable pursuant to Section 4.1.

(g) Fractional Shares. No fraction of a share of ASA Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of Shares who would otherwise be entitled to a fraction of a share ASA Common Stock (after aggregating all fractional shares of ASA Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s), receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) the average closing price of one share of ASA Common Stock for the ten (10) most recent trading days that ASA Common Stock has traded ending on the trading day one day prior to the Effective Time, as reported on NASDAQ.

4.3. Dissenters' Shares. Notwithstanding Section 4.1, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded payment of the fair value for such Shares in accordance with Article 5.12 of the TBCA ("Dissenters' Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to dissent. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to dissent, such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give the Parent prompt notice of any demands received by the Company for payment of the fair value of Dissenters' Shares, and the Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to, or settle or offer to settle, any such demands.

4.4. Withholding Rights. The Exchange Agent or the Parent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Exchange Agent or the Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Participating Shares in respect of which such deduction and withholding was made by the Exchange Agent or the Parent.

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4.5.  No Further Ownership Rights.  The Merger Consideration delivered upon the surrender for exchange of Participating Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Participating Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Participating Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article IV.

4.6. Taking of Necessary Action. Each of the Parent, the Purchaser and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Purchaser, the officers and directors of the Company, the Parent and the Purchaser immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Parent and the Purchaser as follows:

(a) Organization, Good Standing, Corporate Power and Qualification; Subsidiaries and Other Interests.


       (i) Each of the Company and its Subsidiaries (x) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, (y) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (z) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to the Parent a complete and correct copy of the Company's and its Subsidiaries' articles of incorporation and bylaws (or comparable governing documents), each as amended to the date hereof. The Company's and its Subsidiaries' articles of incorporation and bylaws (or comparable governing documents) made available are in full force and effect.

       (ii) Schedule 5.1(a) contains a correct and complete list of each of the Company's Subsidiaries, the jurisdiction where each of such Subsidiaries is organized and the percentage of outstanding Capital Stock of such Subsidiaries that is directly or indirectly owned by the Company. The Company or another Subsidiary of the Company owns its shares of the Capital Stock of each Subsidiary of the Company free and clear of all Liens except Permitted Liens.

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Schedule 5.1(a) sets forth a true and complete list of each equity investment in an amount of $10,000 or more or which represents a 1% or greater ownership interest in the subject of such investment made by the Company or any of its Subsidiaries in any other Person other than the Company's Subsidiaries ("Other Interests"). The Other Interests are owned by the Company, by one or more of the Company's Subsidiaries or by the Company and one or more of its Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens and Liens that may be created by any partnership or joint venture agreements for Other Interests.

(b) Capital Structure. The authorized Capital Stock of the Company consists of (i) Thirteen Million (13,000,000) Shares, of which 6,489,118 were issued and outstanding, and 640,897 were held as treasury shares, as of the close of business on December 28, 2001, and (ii) two million (2,000,000) shares of Preferred Stock, par value $1.00 per share (the "Preferred Shares"), none of which is outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to any rights of first refusal upon sale or transfer. The Company has no Preferred Shares reserved for issuance. Schedule 5.1(h) contains a correct and complete list as of the date hereof, of each outstanding purchase right or option (each, a "Company Option") to purchase Shares, including all the Company Options issued under the Company's 1990 Stock Option Plan and the 1999 Stock Option Plan, in each case as amended to the date hereof (collectively, the "Stock Option Plans"), including the holder, number of Shares issuable, the number of vested Shares, the date of expiration and the exercise price, and (ii) all rights to purchase Shares pursuant to the Stock Purchase Plans ("Purchase Rights"). The Stock Option Plans are the only plans under which any Company Options are outstanding. As of the date hereof, other than the 691,645 Shares reserved for issuance upon exercise of outstanding Company Options and the 500,000 Shares reserved for issuance under the Stock Purchase Plans, there are no Shares reserved for issuance or any commitments for the Company to issue Shares. Each of the outstanding shares of Capital Stock or other securities of each of the Company's Subsidiaries directly or indirectly owned by the Company is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of Law). Except for the Company Options and Purchase Rights, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements or commitments to issue or sell any shares of Capital Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire from the Company, any shares of Capital Stock or other securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). The Surviving Corporation will have no obligation to issue, transfer or sell any shares of Capital Stock or other securities of the Surviving Corporation pursuant to the Stock Option Plans or the Stock Purchase Plans. The Shares constitute the only class of securities of the Company or any of its Subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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(c)   Corporate Authority; Approval and Fairness.

      (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject (if required by law) only to approval of this Agreement by the holders of two-thirds 2/3 of the outstanding Shares (the "Company Requisite Vote"). Assuming due execution and delivery by the Parent and the Purchaser, this Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

      (ii) The Company's Board has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby, has received and reviewed the Fairness Opinion and duly taken all other actions described in Sections 1.1 and 5.1(j).

(d)   Governmental Filings; No Violations.

      (i)    Other than the filings and/or notices (A) pursuant to Section 1.1,
(B) with the Delaware Secretary of State and the Texas Secretary of State, (C) under the Exchange Act, (D) to comply with state securities or "blue sky" laws and (E) with the American Stock Exchange, NASDAQ, or National Association of Securities Dealers (the "NASD"), no notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits or authorizations (collectively, "Government Consents") required to be obtained by the Company from any court or other governmental or regulatory authority, agency, commission, body or other governmental entity (a "Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to result in a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

      (ii) The execution, delivery and performance of this Agreement by the Company does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of or a default under, the articles of incorporation or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Lien on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture or other obligation (a "Contract") binding upon the Company or any of its Subsidiaries or any order, writ, injunction, decree of any court or any Law or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract; except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this

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Agreement. Except as set forth on Schedule 5.1(d), there are no Contracts of the
Company or its Subsidiaries which are material to the Company and its Subsidiaries, taken as a whole, pursuant to which consents or waivers are or may be required prior to consummation of the Merger and the other transactions contemplated by this Agreement.

(e) The Company Reports; Financial Statements. The Company has made available to the Parent each registration statement, report, proxy statement or information statement filed with the SEC by it since January 31, 2001, (the "Audit Date"), including the Company's Annual Report on Form 10-KSB for the year ended January 31, 2001 (the " Company 10-K") in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, except as set forth on Schedule 5.1(e), the Company Reports complied, and any Company Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and the Company Reports did not, and any Company Reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year- end audit adjustments that will not be material in amount or effect), in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. The Company has heretofore made available or promptly will make available to the Parent a complete and correct copy of all amendments or modifications (in draft or final form) which are required to be filed with the SEC but have not yet been filed with the SEC to the Company Reports, agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act. For purposes of this Agreement, "Balance Sheet" means the consolidated balance sheet of the Company as of January 31, 2001 set forth in the Company 10-K. Except as set forth in the Company Reports filed with the SEC prior to the date hereof or as incurred in the ordinary course of business since the date of the most recent financial statements included in the Company Reports, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required under GAAP to be set forth on a consolidated balance sheet of the Company and its Subsidiaries taken as a whole and which individually or in the aggregate would have a Company Material Adverse Effect. All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of its business. All accounts and notes receivable reflected in the Company Reports are (i) valid, genuine and existing, (ii) subject to no defenses, setoffs or counterclaims, (iii) current (not more than ninety (90) days past due) and collectible in the ordinary course of business, and (iv) will be paid in full, net of reserves, in the ordinary course of business. No customer of the Company with an account balance is involved in voluntary or involuntary bankruptcy proceedings or is otherwise insolvent or has notified the Company that such customer will not pay its account.

(f) Absence of Certain Changes. Except as disclosed in Schedule 5.1(f) or in the Company Reports filed prior to the date hereof, since the Audit Date, the Company and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and without limiting the generality of the foregoing:

      (i) neither the Company nor any Subsidiary has sustained any damage, destruction, or loss by reason of fire, explosion, earthquake, casualty, labor trouble (including but not limited to any claim of wrongful discharge or other unlawful labor practice), requisition or taking of property by any government or agent thereof, windstorm, embargo, riot, act of God or public enemy, flood, accident, revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts, governmental restriction or regulation, other calamity, or other similar or dissimilar event (whether or not covered by insurance) that has resulted or would result in a Company Material Adverse Effect;

      (ii) neither the Company nor any Subsidiary has issued, or authorized for issuance, any equity security, bond, note, or other security, except for Shares issued upon exercise of outstanding Company Options and the Company Options granted under the Stock Option Plans, or Shares issued pursuant to the Stock Purchase Plans, in each case listed in Schedule 5.1(f), or accelerated the vesting of any employee stock benefits (including vesting under stock purchase agreements or the exercisability of the Company Options); neither the Company nor any Subsidiary has granted or entered into any commitment or obligation to issue or sell any such equity security, bond, note or other security of the Company or such Subsidiary, whether pursuant to offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights or otherwise, except for Shares issued upon the exercise of the Company Options or pursuant to the Stock Purchase Plans;

      (iii) neither the Company nor any Subsidiary has incurred any additional debt for borrowed money, nor incurred any obligation or liability (fixed, contingent, or otherwise), except in the ordinary and usual course of business;

      (iv) neither the Company nor any Subsidiary has paid any obligation or liability (fixed, contingent, or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit, or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary and usual course of business;

      (v) neither the Company nor any Subsidiary has declared, set aside for payment, or paid any dividend, payment, or other distribution on or with respect to any share of its capital stock;

      (vi) neither the Company nor any Subsidiary has purchased, redeemed, or otherwise acquired or committed itself to acquire, directly or indirectly, any shares of its Capital Stock;

      (viii) neither the Company nor any Subsidiary has mortgaged, pledged, otherwise encumbered, or subjected to Lien any of its material assets or properties, tangible or intangible, nor has it committed itself to do any of the foregoing, except for Liens for current Taxes (as defined in Section 5.1(m)) which are not yet due and payable and purchase money Liens arising out of the purchase and sale of products or services made in the ordinary and usual course of business;

      (viii) neither the Company nor any Subsidiary has disposed of, or agreed to dispose of, any material asset or property, tangible or intangible, except in the ordinary and usual course of business, nor has the Company or any Subsidiary leased or licensed to others (including officers and directors of the Company), or agreed so to lease or license, any asset or property, except for the licensing of the Company's software to customers, distributors, and resellers in the ordinary and usual course of business;

      (ix) neither the Company nor any Subsidiary has entered into any material transaction or contract, or made any commitment to do the same, except in the ordinary and usual course of business; neither the Company nor any Subsidiary has made any expenditure or commitment for the purchase, acquisition, construction, or improvement of a capital asset, except in the ordinary and usual course of business; neither the Company nor any Subsidiary has waived any right of substantial value or cancelled any material debts or claims or voluntarily suffered any extraordinary losses;

      (x) neither the Company nor any Subsidiary has sold, assigned, transferred, or conveyed, or committed itself to sell, assign, transfer or convey, any Company Intellectual Property Rights (as defined in Section 5.1(1)), except for the licensing of software to customers, distributors, and resellers in the ordinary and usual course of business, and neither the Company nor any Subsidiary has entered into any product development, technology or product sharing, or similar strategic arrangement with any other party;

      (xi) neither the Company nor any Subsidiary has effected or agreed to effect any amendment or supplement to any employee profit sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation or any other employee benefit plan or arrangement; neither the Company nor any Subsidiary has paid or committed itself to pay to or for the benefit of any of its directors, officers, employees, consultants or stockholders any compensation of any kind other than wages, salaries, and benefits at times and rates in effect prior to the date of the Balance Sheet (other than regularly scheduled increases for non-officer employees in the ordinary and usual course of business); neither the Company nor any Subsidiary has effected or agreed to effect any change, including by way of hiring or involuntary termination, in the employment or engagement terms of any of its directors, executive officers, or key employees;

      (xii) neither the Company nor any Subsidiary has effected or committed itself to effect any amendment or modification to its articles of incorporation or bylaws;

      (xiii) the Company has not changed in any way its accounting methods or practices (including any change in depreciation or amortization policies or rates, any changes in policies in making or reversing accruals, or any change in capitalization of software development costs);

      (xiv) neither the Company nor any Subsidiary has made any loan to any Person, and neither the Company nor any Subsidiary has guaranteed the payment of any loan or debt of any Person, except for (i) travel or similar advances made to non-officer employees in connection with their employment duties in the ordinary and usual course of business, consistent with past practices and (ii) accounts receivable incurred in the ordinary and usual course of business consistent with past practices;

      (xv) neither the Company nor any Subsidiary has changed in any material respect the prices or royalties set or charged by the Company or such Subsidiary;

      (xvi) neither the Company nor any Subsidiary has negotiated or agreed to do any of the things described in the preceding clauses (i) through (xv) other than negotiations with the Parent and its representatives regarding the transactions contemplated by this Agreement; and

      (xvii) there has been no Company Material Adverse Effect.

(g) Litigation and Liabilities. Except as disclosed in Schedule 5.1(g) or in the Company Reports filed prior to the date hereof, and except for matters which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)) or any other facts or circumstances of which the Company has knowledge that are reasonably likely to result in any claims against, or material obligations or liabilities of, the Company or any of its Subsidiaries. The Company has not received any written or oral communication threatening litigation.

(h)   Employee Benefits.

      (i) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, whether written or oral, that covers employees or directors of the Company or any of its Subsidiaries, or pursuant to which former employees or directors of the Company or any of its Subsidiaries are entitled to current or future benefits. The Company has made available to the Parent copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or its Subsidiaries or any Person that, together with the Company and its Subsidiaries, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current employees, officers or directors of the Company or any of its Subsidiaries. The Compensation and Benefit Plans are listed on Schedule 5(h)(i). The Company has also made available to the Parent true, complete and correct copies of (1) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required), (2) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (3) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Except as would not have a Company Material Adverse Effect, each Compensation and Benefit Plan has been administered in accordance with its terms. Except as would not have a Company Material Adverse Effect, all the Compensation and Benefit Plans are in compliance with applicable provisions of ERISA and the Code.

      (ii) Except as would not have a Company Material Adverse Effect, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs. Each Compensation and Benefit Plan is in substantial compliance with all reporting and disclosure requirements of ERISA and the Code and the Company, its Subsidiaries and each Commonly Controlled Entity is, in respect of each such plan, in compliance with the fiduciary responsibility provisions of ERISA.

      (iii) Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

      (iv) Schedule 5.1(h) lists all outstanding Company Options as of the date hereof, showing for each such option: (1) the number of Shares issuable,
(2) the number of vested Shares, (3) the date of expiration and (4) the exercise price.

      (v) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made. Neither the Company, nor any of its Subsidiaries, nor any Commonly Controlled Entity nor any officer, director or employee of any of them has, in respect of any Compensation and Benefit Plans, committed any prohibited transaction under ERISA Section 406 or 407 or Code Section 4975, or otherwise incurred excise tax liability under Chapters 43 and 47 under Subtitle D of the Code.

      (vi) Except as provided by this Agreement or in Schedule 5.1(h), no employee of the Company or any of its Subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

      (vii) All Compensation and Benefit Plans covering current or former non-U.S. employees of the Company or any of its Subsidiaries comply in all material respects with applicable local Laws. The Company and its Subsidiaries have no unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

      (viii) Each Compensation and Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other applicable laws. All amendments and actions required to bring each of the Employee Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

      (ix) Each group health plan as defined in Section 5000(b)(i) of the Code sponsored by the Company materially complies with the health care continuation provisions of COBRA and (ii) the Medicare Secondary Payor Provisions of Section 1826(b) of the Social Security Act, and the regulations promulgated thereunder.

      (x) Except as disclosed in Schedule 5.1(h)(i), neither the Company nor any of its Subsidiaries provides any welfare benefits including health, life, or disability insurance, pursuant to a welfare benefit plan (as defined in ERISA
Section 3(1)) or otherwise to any former employee except pursuant to Section 4980B of the Code.

(i) Compliance with Laws. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, injunction, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same.

(j) Takeover Statutes. No "fair price," "moratorium" or "control share acquisition" anti-takeover statute or regulation of the State of Delaware or the State of Texas (each, a "Takeover Statute") is applicable to the Company, the Shares, the Merger or any of the other transactions contemplated by this Agreement. The Company's Board of Directors has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated by this Agreement the provisions of Article 13.03 of the TBCA to the extent, if any, such Article is applicable to the Merger, this Agreement and the transactions contemplated by this Agreement.

(k)   Environmental Matters.

      (i) The term "Environmental Laws" means any Federal, state, local or foreign statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (A) Releases (as defined in 42 U.S.C. (S) 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment, (B) the generation, treatment, storage, presence, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (C) natural resources, or (D) the environment. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. (S) 9601(14)), (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, and (6) radioactive materials.

      (ii) During the period of ownership or operation by the Company and its Subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its Subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its Subsidiaries has disposed of any Hazardous Material in a manner that has led, or could reasonably be anticipated to lead to a Release, except in each case for those which individually or in the aggregate would not have a Company Material Adverse Effect, and except as disclosed in the Company Reports. Except as set forth on Schedule 5.1(k), to the knowledge of the executive officers of the Company, there have been no Releases of Hazardous Material in, on, under or affecting such properties or any surrounding site by any other party except for those which individually on in the aggregate would not have a Company Material Adverse Effect. To the knowledge of the executive officers of the Company no third party property is contaminated with any Hazardous Substances that may subject the Company or any of its Subsidiaries to liability under any Environmental Laws. The Company and its Subsidiaries have not received any written notice of, or entered into any order, settlement or decree relating to: (A) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws, (B) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any Subsidiary's properties. The properties currently owned or operated by the Company or any of its Subsidiaries possess all material permits, licenses, authorizations and approvals required under applicable Environmental Laws with respect to the conduct of business thereat, and are in compliance with all Environmental Laws, except where instances of noncompliance would not, individually or in the aggregate, be reasonable likely to have a Company Material Adverse Effect.

      (iii) To the knowledge of the Company there are no circumstances or conditions involving the Company, any of its Subsidiaries or their respective employees that could reasonably be expected to result in any material claims, liability or investigations under any Environmental Law or relating to Hazardous Substances arising out of the ownership, operation, management of all or any portion of a facility, or out of the arrangement for the treatment, transportation, or disposal of, or ownership or possession or choice of the treatment, storage or disposal facility for, any material with respect and to the extent to which the Company or its Subsidiaries provided services before the Closing.

(l) Intellectual Property. For purposes of this Agreement, the following terms have the following definitions:

"Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), technology, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing;
(iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
(v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
(vi) all databases and data collections and all rights therein throughout the world; (vi) all moral and economic rights of authors and inventors, however, denominated, throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world;

"Commercial Software Rights" shall mean packaged commercially available software programs generally available to the public through retail dealers in computer software which have been licensed to the Company or a Subsidiary pursuant to end-user licenses and which are used in the business of the Company and the Subsidiaries but are in no way a component of or incorporated in any products of the Company or any Subsidiary or any related Company Intellectual Property;

"Company Intellectual Property" shall mean any Intellectual Property Rights that are used in the business of the Company and the Subsidiaries as currently conducted;

"Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property Rights that are the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority; and

"Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any Subsidiary.

      (i) Schedule 5.1(l) sets forth a complete list of all Registered Intellectual Property and all material Intellectual Property Rights included in the Company Intellectual Property and specifies the jurisdictions in which such Company Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners, together with a list of all software products currently marketed by the Company and the Subsidiaries and an indication as to which, if any, of such software products have been registered for copyright protection with the United States Copyright Office and any foreign offices and by whom such items have been registered;

      (ii) Schedule 5.1(l) sets forth a complete list of (i) any requests the Company or any Subsidiary has received to make any such registration, including the identity of the requestor and the item requested to be so registered and the jurisdiction for which such request has been made, (ii) all licenses, sublicenses, and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company, any Subsidiary, or any other person is authorized to use any material item of Company Intellectual Property or trade secret material to the Company or any Subsidiary, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof (other than standard customer, distributor, and reseller software license agreements entered into by the Company or any Subsidiary in the ordinary course of business), and (iii) any agreement pursuant to which a third party has licensed or transferred any Intellectual Property to the Company (other than licenses of Commercial Software Rights). The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will cause neither the Company nor any Subsidiary to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement;

      (iii) Neither the Company nor any Subsidiary has been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any Intellectual Property Rights of any third party and which has not been finally terminated prior to the date hereof, nor does the Company have any knowledge of any such charge or claim or any valid basis therefor, or any knowledge of any infringement liability with respect to, or infringement or violation by, the Company or any Subsidiary of any Intellectual Property Rights of another. No Company Intellectual Property or product of the Company or any of Subsidiary is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing of products by the Company and the Subsidiaries;

      (iv) Each item of the Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Registered Intellectual Property;

      (v) The Company or a Subsidiary is the sole and exclusive owner or licensee of, with all right, title, and interest in and to each item of Company Intellectual Property, free and clear of any Lien, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used. Neither the Company nor any Subsidiary uses or is licensed to use and none of their products include or incorporate, any (i) software distributed free of charge on a trial basis for which a paid license would be required for commercial distribution, (ii) software whose ownership has been retained by a third party who controls its distribution, or (iii) any other code obtained from the public domain;

      (vi) To the extent that any material Intellectual Property Rights have been developed or created by a third party for the Company or any Subsidiary, the Company or a Subsidiary has a written agreement with such third party with respect thereto, and the Company or a Subsidiary thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so;

      (vii) Neither the Company nor any Subsidiary has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property Rights that are or were material Company Intellectual Property, to any third party;

      (viii) All contracts, licenses and agreements relating to the Company Intellectual Property are in full force and effect. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. The Company and each of the Subsidiaries is in compliance with, and has not breached any term of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements are in compliance with, and have not breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's and the Subsidiaries' rights under such contracts, licenses and agreements to the same extent the Company or any Subsidiary would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties, or payments which the Company or any Subsidiary would otherwise be required to pay;

      (ix) No claims with respect to Company Intellectual Property have been asserted or, to the Company's knowledge, are threatened by any person, nor to the Company's knowledge are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company and the Subsidiaries infringes on or misappropriates any Intellectual Property Rights or constitutes unfair competition or trade practices under the laws of any jurisdiction, (ii) against the use by the Company or any Subsidiary of any Intellectual Property Rights used in the business of the Company and the Subsidiaries as currently conducted or as proposed to be conducted or (iii) challenging the ownership by the Company or any Subsidiary validity or effectiveness of any Company Intellectual Property. To the Company's knowledge, the business of the Subsidiaries as currently conducted or as proposed to be conducted has not and does not infringe on any proprietary right of any third party. To the Company's knowledge, there is no unauthorized use infringement or misappropriation of any the Company Intellectual Property by any third party, including any employee or former employee of the Company or any Subsidiary;

      (x) Neither the Company nor any Subsidiary has breached or violated the terms of its license, sublicense, or other agreement relating to any Commercial Software Rights, and the Company and the Subsidiaries have a valid right to use such Commercial Software Rights under such licenses and agreements. Neither the Company nor any Subsidiary is or will be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any license, sublicense, or agreement relating to Commercial Software Rights. No claims with respect to the Commercial Software Rights have been asserted or, to the knowledge of the Company, are threatened by any person against the Company or any subsidiary, nor to the knowledge of the Company is there any valid grounds for any bona fide claims (i) to the effect that the use of any product as now used or proposed for use by the Company and the Subsidiaries infringes on any Intellectual Property Rights, (ii) against the use by the Company or any Subsidiary of any the Company Intellectual Property, or (iii) challenging the validity or effectiveness of any of the rights of the Company, there is no material unauthorized use, infringement, or misappropriation of any of the Commercial Software Rights by the Company or any Subsidiary or any employee or former employee of the Company or any Subsidiary. To the knowledge of the Company, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in manner the use thereof by the Company or any Subsidiary;

      (xi) The Company has taken reasonable steps to protect the Company's and the Subsidiaries' rights in their confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to the Parent and all current and former employees and contractors of the Company have executed such an agreement, except where the failure to do so is not reasonably expected to be material to the Company.

(m)   Taxes.  Except as set forth on Schedule 5.1(m),

      (i) the Company and its Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the date hereof, taking into account any extension of time to file granted to or obtained on behalf of the Company or any of its Subsidiaries, and all such returns and reports are correct and complete in all material respects;

      (ii) all Taxes shown to be payable on such returns or reports that are due prior to the date hereof have been timely paid or are being contested in good faith;

      (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed or, to the Company's knowledge, has been threatened or is likely to be assessed by a taxing authority against the Company or any of its

Subsidiaries other than deficiencies as to which adequate reserves have been provided for in the Balance Sheet;

      (iv) the Company has provided in accordance with GAAP adequate reserves in the Balance Sheet financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns;

      (v) no claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that any of the Company or its Subsidiaries are or may be subject to taxation by that jurisdiction;

      (vi) no contract of the Company or any Subsidiary that is a long-term contract (for purposes of Section 460 of the Code) has been reported on a method of tax accounting other than the 100 percent percentage of completion method for income tax purposes;

      (vii) neither the Company nor any Subsidiary has been included in any consolidated, combined or unitary Tax Return (other than for a group of which the Company is the common the Parent) provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired; and neither the Company nor any Subsidiary has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise;

      (viii) as of the Closing Date there will be no excess loss accounts, deferred intercompany gains or losses, or other like items pertaining to the Company or any of its Subsidiaries;

      (ix) the Company and each Subsidiary as of the Effective Time (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), and other Taxes required to be withheld;

      (x) neither the Company nor any Subsidiary has been delinquent in the payment of any Tax, as of the date of this Agreement, nor has the Company or any Subsidiary executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax;

      (xi) no audit or other examination of any Tax Return of the Company or any Subsidiary by any Tax authority is presently in progress, nor has the Company or any Subsidiary been notified of any request for such an audit or other examination;

      (xii) no adjustment relating to any Tax Returns filed by the Company or any Subsidiary has been proposed formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof;

      (xiii) the Company has provided the Parent copies of all federal, state, and foreign income and all state sales and use Tax Returns of the Company or any Subsidiary for each of the Company's last three fiscal years;

      (xiv) there are (and, as of immediately following the Effective Time, there will be) no Liens on the assets of the Company or any Subsidiary relating to or attributable to Taxes, other than liens for Taxes not yet due and payable or Liens that would not materially impair the use of the encumbered assets;

      (xv) there is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code;

      (xvi) neither the Company nor any Subsidiary has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company;

      (xvii) neither the Company nor any Subsidiary is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement;

      (xviii)except as may be required as a result of the Merger, the Company and the Subsidiaries have not been and will not be required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time;

      (xix) none of the assets of the Company or any Subsidiary is tax exempt use property within the meaning of Section 168(h) of the Code; and

      (xx) Schedule 5.1(m) lists (A) any foreign tax holidays, (B) any intercompany transfer pricing agreements, or other arrangements that have been established by the Company or any Subsidiary with any Tax authority, and (C) any expatriate programs or policies affecting the Company or any Subsidiary.

For purposes of this Agreement, "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority, including taxes or other charges on or with respect to net or gross income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

(n) Labor Matters. Except as disclosed in Schedule 5.1(n), neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries. The Company has not failed to comply in any material respect with any applicable federal, state, and local laws, rules, and regulations relating to employment or employment termination, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

(o) Insurance. The Company maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is listed on Schedule 5.1(o), is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

(p) Brokers and Finders. Neither the Company nor any of its Subsidiaries, officers, directors, or employees or other Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has employed the Financial Advisor, and shall be responsible for all fees and expenses of such Financial Advisor.

(q) Certain Business Practices. Neither the Company, any of its Subsidiaries nor any directors, officers, agents or employees of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment prohibited by applicable Law.

(r) Customers. The documents and information supplied by the Company to the Parent, the Purchaser or any of their representatives in connection with this Agreement with respect to relationships and volumes of business done with significant customers was accurate in all material respects. The Company is neither aware nor has any reason to believe that any of the Company's ten largest customers and ten largest suppliers during the twelve months ended November 30, 2001 determined on the basis of both revenues and bookings during such period has terminated, or intends to materially reduce or terminate, the amount of its business with the Company, and the Company has no reason to believe that such termination or alteration would occur as a result of the consummation of the Merger and the transactions contemplated by this Agreement.

(s)   Products.  Except as disclosed in Schedule 5.1(s):


      (i) There are no known defects in the design or technology embodied in any product which the Company currently markets, or has marketed in the past that impair or are likely to impair the intended use of the product or damage any consumer of the product or third party (their business, assets or property), except that warranty claims may arise in the normal course of business, for products shipped prior to the Closing, in an aggregate amount of no more than the warranty reserves established on the most recent balance sheet of the Company.

      (ii) None of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by the Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (1) date related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

      (iii) None of the products and services sold, licensed, rendered, or otherwise provided by the Company in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (1) date-related data from, into and between the Twentieth (20th) and Twenty-First
(21st) centuries or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

      (iv) The Company has not made any representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered, or otherwise provided by the Company in the conduct of its business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries and (ii) date-related data in connection with any valid date in the Twenty (20th) and Twenty-First (21st) centuries.

      (v) The Company has delivered to the Purchaser copies of its warranty policies and all outstanding warranties or guarantees relating to any of the Company's products other than warranties or guarantees implied by law. The Company is not aware of any claim asserting (a) any damage, loss or injury caused by any product, or (b) any breach of any express or implied product warranty or any other similar claim with respect to any product made by the Company in the ordinary course of business except for those claims that, if adversely determined against the Company would not have a Material Adverse Effect.

(t) Cash Availability. As of the date hereof, the Company has cash, cash equivalents and marketable securities which are free, unencumbered and available for use (in the case of marketable securities, when liquidated), in the amount of at least $2,700,000.

(u) Restrictions on Business Activities. There is no agreement (noncompetition, field of use, or otherwise), judgment, injunction, order, or decree binding upon the Company or any Subsidiary which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company or any Subsidiary, any acquisition of property (tangible or intangible) by the Company or any Subsidiary, or the conduct of any line of business by the Company or any Subsidiary. Without limiting the foregoing, neither the Company nor any Subsidiary has entered into any agreement under which the Company or any Subsidiary is restricted from selling, licensing, or otherwise distributing any products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

(v)   Title to Properties; Absence of Liens and Encumbrances; Condition of
Assets.

      (i) Schedule 5.1(v) sets forth a list of all real property currently owned or leased by the Company and the Subsidiaries, the name of the lessor, and the date and term of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both would constitute an event of default) that would give rise to a material claim. To the knowledge of the Company, neither its operations nor the operations of the Subsidiaries on any such real property, nor such real property, including improvements thereon, violate in any material respect any applicable building code zoning requirement, or classification, and such non-violation is not dependent, in any instance, on so-called non-conforming use exceptions.

      (ii) The Company and the Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in their business, free and clear of any Liens, except as reflected in the Company Reports, except for liens created by the lessors of such properties or assets, and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

      (iii) All tangible assets and equipment of the Company other than those listed on Schedule 5.1(v) are (and at the Closing will be) in good condition and repair, reasonable wear and tear excepted, and are adequate for the uses to which they are being put or would be put in the ordinary course of business consistent with industry standards. All inventory of the Company consist of items that are (and at the Closing will be) good and merchantable and of a quality and quantity presently usable and saleable in the ordinary course of business. All such inventory is and will be valued in accordance with generally accepted accounting principles consistently applied.

(w) Compliance; Permits; Restrictions. Neither the Company nor any Subsidiary is in conflict with, or in default or in violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties are bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability. The Company and the Subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of the business of the Company or such Subsidiary as currently conducted, each of which is listed on Schedule 5.1(w) (collectively, the "Company Permits"). The Company and the Subsidiaries are in compliance in all material respects with the terms of the Company Permits, except where the failure to be in compliance with the terms of the Company Permits would not have a Company Material Adverse Effect.

(x) Interested Party Transactions. Except as set forth in Schedule 5.1(x), no officer, director, or key employee of the Company or any Subsidiary or any holder of five percent (5%) or more of the Company's outstanding capital stock (nor any ancestor, sibling, descendant, or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has an economic interest) has, directly or indirectly, (i) an economic interest in any entity which furnishes or sells services or products that the Company or any Subsidiary furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to the Company or any Subsidiary any goods or services, or (iii) a beneficial interest in any contract or agreement of the Company or any Subsidiary; provided, however, that no officer, director, key employee, or shareholder of the Company or any Subsidiary shall be deemed to have such an economic interest solely by virtue of holding less than one percent (1%) of the outstanding voting stock of a corporation whose equity securities are traded on a recognized stock exchange in the United States or quoted on NASDAQ. There are no receivables of the Company or any Subsidiary owing by any director, officer, employee, or consultant to the Company or any Subsidiary (or any ancestor, sibling, descendant, or spouse of any such persons, or any trust, partnership, or corporation in which any of such persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with the Company's established employee reimbursement policies and consistent with past practice).

(y) Agreements, Contracts, and Commitments. Except as set forth in Schedule 5.1(y), neither the Company nor any Subsidiary is a party to or is bound by:

      (i) any employment or consulting agreement, contract or commitment with any officer, director, higher level employee, or member of the Company's Board of Directors, other than those that are terminable by the Company or any Subsidiary on no more than thirty (30) days' notice without liability or financial obligation;

      (ii) any bonus, deferred compensation, pension, profit sharing or retirement plans;

      (iii) any agreement of indemnification or any guaranty (other than as set forth in standard customer, distributor, and reseller software license agreements entered into in connection with the sale or license of software products in the ordinary course of business);

      (iv) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business since the date of the Balance Sheet;

      (v) any distribution, joint marketing, or development agreement under which the Company or any Subsidiary has continuing obligations to jointly market any product, technology or service, or any agreement pursuant to which the Company or any Subsidiary has continuing obligations to jointly develop any Intellectual Property Rights that will not be owned, in whole or in part, by the Company or such Subsidiary;

      (vi) any agreement, contract, or commitment to provide source code to any third party for any product or technology;

      (vii) any agreement, contract or commitment currently to license any third party to manufacture or reproduce any product, service or technology (other than as set forth in standard distributor and reseller software license agreements entered into in the normal course of business); or

      (viii) any other material agreement, contract or commitment of the Company or its Subsidiaries not otherwise identified in a schedule hereto.

Neither the Company nor any Subsidiary is in breach, violation or default under, and neither the Company nor any Subsidiary has received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts, or commitments to which the Company or any Subsidiary is a party or by which it is bound that are required to be disclosed in Schedule 5.1(y) (any such agreement, contract or commitment, a "Company Contract"). Each Company Contract is in full force and effect and, except as otherwise disclosed in Schedule 5.1(y), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company or any Subsidiary pursuant thereto. The Company has obtained, or will obtain subsequent to the Closing Date, all necessary consents, waivers and approvals of parties to any Company Contract as are required to assign right and benefits thereunder to the Surviving Corporation as of the Closing.

(z) Change of Control Payments. Schedule 5.1(z) sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of the Company or any Subsidiary as a result of or in connection with the Merger.

(aa)  Customer Obligations.

      (i) All of the Company's implementation and software development obligations, whether arising from license agreements, maintenance agreements, implementation agreements, statements of work, purchase orders, work or services orders or other agreements ("Implementation Obligations") are listed on Schedule 5.1(aa), which sets forth each such Implementation Obligation and provides the following information for each such Implementation Obligation:

          1.   Customer name;
          2. Commencement date and estimated completion dates of implementation project;
          3. Method of fee calculation (time & materials or fixed price) and the agreed upon billing rates involved, where applicable;
          4. Amount, if any, of cash deposits received from customer in advance of work performed;
          5. Nature of any custom software development involved with the implementation, excluding normal configuration and integration with back-end accounting systems; and
          6.   Material problems, if any, in connection with the implementation;

      (ii) All of the Company's maintenance and support obligations, whether arising from license agreements, maintenance agreements, implementation agreements, statements of work, purchase orders, work or service orders or other agreements ("Maintenance Obligations") are listed on Schedule 5.1(aa) and provides the following information for each such Maintenance Obligation:

          1.   Customer Name;
          2.   Maintenance period and related maintenance fee; and
          3. Any Maintenance Obligations that are out of the ordinary course of business.

(bb)  Affiliates. There is no person other than those listed in Schedule 5.1
(bb) who, as of the date of this Agreement, may be deemed to be an "affiliate" of the Company as the term is used in Rule 145 under the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(cc) Tax Matters. The Company has not taken (or failed to have taken) or will take (or fail to take) any action that, in the reasonable judgment of the Company, would prevent the Merger from constituting a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

(dd) Representations Complete. None of the representations or warranties made by the Company nor any statement made in any exhibit or certificate furnished by the Company pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to the Company that reasonably would be expected to have a Company Material Adverse Effect that has not been set forth in this Agreement.

5.2. Representations and Warranties of the Parent and the Purchaser. The Parent and the Purchaser each hereby represents and warrants to the Company as follows:

(a) Organization, Good Standing and Qualification. The Parent is a corporation duly organized, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation. The Purchaser is a corporation duly organized, validly existing and in good corporate standing under the laws of its jurisdiction of formation. Each of the Parent and the Purchaser (i) has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and (ii) is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, individually or in the aggregate, has not had and is not reasonably likely to have a Parent Material Adverse Effect. The Parent has made available to the Company a complete and correct copy of the Parent's certificate of incorporation and bylaws, each as amended to the date hereof, and the Purchaser's Charter and Bylaws, each as amended to the date hereof. The Parent's certificate of incorporation and bylaws, and the Purchaser's Charter and Bylaws, made available are in full force and effect.

(b) Ownership of the Purchaser. The sole issued and outstanding capital stock of the Purchaser is, and at the Effective Time will be, owned by the Parent.

(c)   Corporate Authority.

      (i) Each of the Parent and the Purchaser has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject (if required by law or rule or regulation) only to approval of this Agreement by the holders of a majority of the outstanding shares of ASA Common Stock. Assuming due execution and delivery by the Company, this Agreement is a valid and binding agreement of the Parent and the Purchaser, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

      (ii) The Boards of Directors of the Parent and the sole stockholder of the Purchaser have unanimously approved this Agreement and the Merger and the other transactions contemplated hereby.

(d)   Governmental Filings; No Violations.

      (i)    Other than the filings and/or notices (A) pursuant to Section 1.1,
(B) to comply with state securities or "blue sky" laws, (C) to register the ASA Shares under Federal and state securities laws and (D) required to be made with the NASD or NASDAQ, no notices, reports or other filings are required to be made by the Parent or the Purchaser with, nor are any Government Consents required to be obtained by the Parent or the Purchaser from, any Governmental

Entity, in connection with the execution and delivery of this Agreement by the Parent and the Purchaser, and the consummation by the Parent and the Purchaser of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent or the Purchaser to consummate the transactions contemplated by this Agreement.

      (ii) The execution, delivery and performance of this Agreement by the Parent and the Purchaser do not, and the consummation by the Parent and the Purchaser of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of the Parent or the Purchaser, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of any Lien on the assets of the Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon the Parent or any of its Subsidiaries or any order, writ, injunction, decree of any court or any Law or non-governmental permit or license to which the Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any such Contract, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent or the Purchaser to consummate the transactions contemplated by this Agreement.

(e)   Capital Structure. The authorized Capital Stock of the Parent consists of
(i) six million (6,000,000) shares of ASA Common Stock, of which 2,982,397 were issued and outstanding as of November 30, 2001, and (ii) one million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "ASA Preferred Shares"), none of which is outstanding. All of the outstanding shares of ASA Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Parent has no ASA Preferred Shares reserved for issuance. As of the date hereof, other than the 635,105 shares of ASA Common Stock reserved for issuance under the Parent's option plans, there are no shares of ASA Common Stock reserved for issuance or any commitments for the Parent to issue shares of ASA Common Stock.

(f) The Parent Reports; Financial Statements. The Parent has made available to the Company each registration statement, report, proxy statement or information statement filed with the SEC by it since December 31, 2000, including the Parent's Annual Report on Form 10-K for the year ended December 31, 2000 (the "Parent 10-K") in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports complied, and any Parent Reports filed with the SEC after the date hereof will comply, as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and the Parent Reports did not, and any Parent Reports filed with the SEC after the date hereof will not, at the time of their filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly

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present, the consolidated financial position of the Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year- end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. The Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of all amendments or modifications (in draft or final form) which are required to be filed with the SEC but have not yet been filed with the SEC to the Parent Reports, agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

(g) Brokers and Finders. Neither the Parent nor the Purchaser, nor any of their respective officers, directors, employees or other Affiliates, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement.

(h) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since December 31, 2000, the Parent and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has been no Parent Material Adverse Effect.

(i) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, and except for matters which, individually or in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect or prevent, delay or impair the ability of the Parent and the Purchaser to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Parent, threatened against the Parent or any of its Subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, or any other facts or circumstances of which the Parent has knowledge that are reasonably likely to result in any claims against, or material obligations or liabilities of, the Parent or any of its Subsidiaries.

(j) Compliance with Laws. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of the Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Law, except for violations or possible violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of the Parent and the Purchaser to consummate the transactions contemplated by this Agreement. Except as set forth in the Parent Reports filed prior to the date hereof, no investigation or review by any governmental entity with respect to the Parent or any of its Subsidiaries is pending or, to the knowledge of the Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same.
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
(k) Certain Business Practices. Neither the Parent, any of its Subsidiaries nor any directors, officers, agents or employees of the Parent or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activities; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other payment prohibited by applicable Law.

(l) Compliance; Permits; Restrictions. Neither the Parent nor any Subsidiary is in conflict with, or in default, or in violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Parent or any Subsidiary is a party or by which the Parent or any Subsidiary or any of their respective properties are bound or affected, except for conflicts, violations and defaults that (individually or in the aggregate) would not cause the Parent to lose any material benefit or incur any material liability. The Parent and the Subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from governmental authorities that are material to and required for the operation of the business of the Parent or such Subsidiary as currently conducted (collectively, the "Parent Permits"). The Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits, except where the failure to be in compliance with the terms of the Parent Permits would not have a Parent Material Adverse Effect.

(m) Representations Complete. None of the representations or warranties made by the Parent nor any statement made in any exhibit or certificate furnished by the Parent or the Purchaser pursuant to this Agreement, contains or will contain at the Closing Date, any untrue statement of a material fact or omits or will omit at the Closing Date to state any material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact, circumstance or condition of any kind or nature whatsoever known to the Parent which reasonably would be expected to have a Parent Material Adverse Effect that has not been set forth in this Agreement.

(n) Proposal to Acquire the Parent. There is not pending any bonafide proposal received by the Parent regarding any merger, consolidation or reorganization of the Parent with any other Person as a result of which less than a majority of the combined voting power of the securities of the Person surviving such transaction would be held immediately after such transaction by all the holders of ASA Common Stock immediately prior to such transaction and for which transaction financing, to the extent required, is then committed.

(o) Continuity of Business Enterprise. The Purchaser will continue at least one significant historic business line of the Company or use at least a significant portion of the Company's historic business, within the meaning of Treasury Regulation Section 1.368-1(d), after the Effective Time.

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
                                   ARTICLE VI

                                    COVENANTS

6.1. Interim Operations. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Parent shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

(a) The business of the Company and its Subsidiaries shall be managed by the Manager pursuant to the Management Agreement, and shall otherwise be conducted in the ordinary and usual course consistent with past practices and, to the extent consistent therewith, it and its Subsidiaries shall use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

(b) The Company shall not (i) issue, sell or otherwise dispose of or subject to Lien (other than Permitted Liens) any of its Subsidiaries' Capital Stock owned by it; (ii) amend its charter or bylaws, except for any amendment which will not hinder, delay or make the Merger more costly to the Parent; (iii) split, combine or reclassify its outstanding shares of Capital Stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any Capital Stock; (v) repurchase, redeem or otherwise acquire or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its Capital Stock or any securities convertible into or exchangeable or exercisable for any shares of its Capital Stock; or (vi) adopt a plan of complete or partial liquidation or dissolution, merger or otherwise restructure or recapitalize or consolidate with any Person other than the Purchaser or another wholly-owned Subsidiary of the Parent;

(c) neither it nor any of its Subsidiaries shall (i) authorize for issuance or issue, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its Capital Stock of any class or any Voting Debt (other than Shares issuable pursuant to the Company Options outstanding on the date hereof); (ii) other than in the ordinary and usual course of business consistent with past practices, transfer, lease, license, guarantee, sell or otherwise dispose of or subject to any Lien (other than Permitted Liens) any other property or assets or incur or modify any material indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business consistent with past practices and except for obligations of Subsidiaries of the Company incurred in the ordinary course of business; (iv) make any loans to any other Person (other than to Subsidiaries of the Company or, customary loans or advances to non-officer employees in connection with business-related travel in the ordinary course of business consistent with past practices); or (v) make any commitments for, make or authorize any capital expenditures other than in amounts less than $5,000 individually and $25,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person;

(d) except as may be required to comply with applicable law or by existing contractual commitments, neither it nor any of its Subsidiaries shall (i) enter into any new agreements or commitments for any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or employees or consultants, or (ii) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plan or increase or accelerate the salary, wage, bonus or other compensation of any employees or directors or consultants or pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing Compensation and Benefit Plan;

(e) neither it nor any of its Subsidiaries shall, except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

(f) neither it nor any of its Subsidiaries shall revalue in any respect any of its material assets, including writing down the value of inventory or writing-off notes or accounts receivable;

(g) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or terminate or materially amend or modify any of its material Contracts or waive, release or assign any material rights or claims;

(h) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss- payable payee to be canceled or terminated;

(i) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

(j) neither it nor any of its Subsidiaries will authorize or enter into any agreement to do any of the foregoing.

6.2.  Third Party Acquisitions.

(a) The Company agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause its and its Subsidiaries' agents and representatives (including the Financial Advisor or any other investment banker and any attorney or accountant retained by it or any of its Subsidiaries (collectively, "the Company Advisors")) not to, directly or indirectly, initiate, solicit or otherwise facilitate any inquiries in respect of, or the making of any proposal for, a Third Party Acquisition (as defined in Section 6.2(b)). The Company further agrees that neither it nor any of its Subsidiaries nor any of its or its Subsidiaries' employees or directors shall, and it shall direct and use its best efforts to cause all the Company Advisors not to engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Third Party (as defined in Section 6.2(b)) relating to the proposal of a Third Party Acquisition, or otherwise attempt to make or implement a Third Party Acquisition; provided, however, that if at any time prior to the Shareholders Meeting (as defined in Section 6.5) the Company's

Board determines in good faith, after taking into consideration the written advice of its outside legal counsel, that it is required in order for its members to comply with their fiduciary duties under applicable law, the Company may, in response to an inquiry, proposal or offer for a Third Party Acquisition which was not solicited subsequent to the date hereof, (x) furnish non-public information with respect to the Company to any such person pursuant to a confidentiality agreement on terms substantially similar to the confidentiality agreement entered into between the Company and the Parent prior to the execution of this Agreement and (y) participate in discussions and negotiations regarding such inquiry, proposal or offer. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Parties conducted heretofore with respect to any of the foregoing. The Company shall take the necessary steps to promptly inform all the Company Advisors of the obligations undertaken in this Section 6.2(a). The Company agrees to notify the Parent as promptly as reasonably practicable in writing if
(i) any inquiries relating to or proposals for a Third Party Acquisition are received by the Company, any of its Subsidiaries or any of the Company Advisors,
(ii) any confidential or other non-public information about the Company or any of its Subsidiaries is requested from the Company, any of its Subsidiaries or any of the Company Advisors, or (iii) any negotiations or discussions in connection with a possible Third Party Acquisition are sought to be initiated or continued with the Company, any of its Subsidiaries or any of the Company Advisors indicating, in connection with such notice, the principal terms and conditions of any proposals or offers, and thereafter shall keep the Parent informed in writing, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also agrees promptly to request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any of its Subsidiaries, if any, to return all confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries.

(b) Except as permitted by this Section 6.2(b), the Company's Board shall not withdraw its recommendation of the Merger and the other transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition (as defined below). Notwithstanding the preceding sentence, if the Company's Board determines in its good faith judgment, after taking into consideration the written advice of its outside legal counsel, that it is required in order for its members to comply with their fiduciary duties under applicable law, the Company's Board may withdraw its recommendation of the Merger and the other transactions contemplated hereby, or approve or recommend or cause the Company to enter into an agreement with respect to a Superior Proposal (as defined below); provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless this Agreement is concurrently terminated by its terms pursuant to Section 8.3(c). For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than the Parent, the Purchaser or any Affiliate thereof (a "Third Party");
(ii) the acquisition by a Third Party of 20% or more of the total assets of the Company and its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 20% or more of the outstanding Shares; (iv) the adoption by the Company of a plan of partial or complete liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its Subsidiaries of 20% or more of the outstanding Shares; or (vi) the acquisition by the Company or any of its Subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal to or greater than 20% of the annual revenues, net income or assets of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, and otherwise on terms which the Company's Board by a majority vote determines in its good faith judgment (after consultation with the Financial Advisor or another financial adviser of regionally recognized reputation) to be reasonably capable of being completed (taking into account all material legal, financial, regulatory and other aspects of the proposal and the Third Party making the proposal, including the availability of financing therefor) and more favorable to the Company's shareholders from a financial point of view than the transactions contemplated by this Agreement.

6.3.  Filings; Other Actions; Notification.

(a) The Company and the Parent shall promptly, following the execution of this Agreement, prepare and file with the SEC, a combined (i) proxy statement of the Company and the Parent and (ii) Registration Statement of the Parent on Form S-4 and any required amendment or supplement thereto (the "Proxy/Registration Statement"), which shall include the recommendation of the Company's Board that shareholders of the Company vote in favor of the approval and adoption of this Agreement and the Merger and the written opinion of the Financial Advisor that the consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders from a financial point of view. The Company and the Parent shall use all reasonable efforts to have the Proxy/Registration Statement declared effective under the Securities Act by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy/Registration Statement to the shareholders of the Company and the Parent. The Company and the Parent shall also use all reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will each pay all of their respective expenses incident thereto. Each of the Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy/Registration Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy/Registration Statement, the Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Parent and/or the Company such amendment of supplement. Each of the Parent or the Company shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy/Registration Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Each of the Parent or the Company will cause the Proxy/Registration Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

(b) Upon and subject to the terms and conditions set forth in this Agreement, the Company and the Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.3 shall require, or be construed to require, the Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any material assets, businesses or any interest in any material assets or businesses of the Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its material assets or businesses) or to agree to any material change in or material restriction on the operations of any such assets or businesses; provided, further, that nothing in this Section 6.3 shall require, or be construed to require, a proffer or agreement that would, in the reasonable judgment of the Parent, be likely to have a material adverse effect on the anticipated financial condition, properties, business or results of operations of the Parent and its Subsidiaries after the Merger, taken as a whole, in order to obtain any necessary or advisable consent, registration, approval, permit or authorization from any Governmental Agency. Subject to applicable Laws relating to the exchange of information, the Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, including the Proxy/ Registration Statement. In exercising the foregoing right, the Company and the Parent shall act reasonably and as promptly as practicable.

(c) Each of the Company and the Parent shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with filings pursuant to the Proxy/Registration Statement or any other statement, filing, notice or application made by or on behalf of the Parent, the Company or any of their respective Subsidiaries to any Governmental Entity or other Person in connection with the Merger and the other transactions contemplated by this Agreement.

(d) Each of the Company and the Parent shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by the Parent or the Company, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity alleging that the consent of such third party or Governmental Entity is or may be required with respect to the Merger and the other transactions contemplated by this Agreement. Each of the Company and the Parent shall give prompt notice to the other of (i) the occurrence or non-occurrence of any fact or event which would be reasonably likely (x) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (y) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied and (ii) any failure of the Company, the Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

6.4. Information Supplied. Each of the Parent and the Company agrees, as to information provided by itself and its Subsidiaries, that none of the information included or incorporated by reference in the Proxy/Registration Statement, if any, delivered to the Company's stockholders and the Parent's stockholders in connection with the Merger will, at the time the Proxy/Registration Statement is declared effective by the SEC, at the date of mailing to stockholders of the Company and the Parent, and at the time of the Shareholders Meeting and the ASA Meeting (each as defined in Section 6.5), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.5. Meetings. Each of the Company and the Parent will take, in accordance with applicable Law and their respective certificates of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the "Shareholders Meeting") and the holders of ASA Common Stock (the "ASA Meeting"), respectively, as promptly as practicable after the Proxy/Registration Statement is declared effective by the SEC to consider and vote upon the approval of this Agreement and the Merger. The Proxy/Registration Statement shall include a statement that the Company's Board approved this Agreement and recommended that the Company's shareholders vote in favor of this Merger, and the Company shall use all reasonable and customary efforts to solicit such approval.

6.6. Access. Upon reasonable notice, and except as may otherwise be required by applicable law or relevant contractual provisions contained in such agreements, each of the Company and the Parent shall (and shall cause its respective Subsidiaries to) (i) afford the officers, employees, counsel, accountants and other authorized representatives (collectively, "Representatives") of the other party access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, (ii) furnish promptly to such party all information concerning its business, properties and personnel as may reasonably be requested; provided, however, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made either by the Company or the Parent. All requests for information made pursuant to this Section 6.6 shall be directed to an executive officer of the Company or the Parent, as applicable, or such Person as may be designated by such party's officers. All of the information provided or obtained pursuant to this Section 6.6 shall be treated as "Confidential Information" under, and the parties shall comply with, and shall cause their respective Representatives to comply with, all their respective obligations under, the Confidentiality Agreement, dated June 7, 2001, between the Company and the Parent (the "Confidentiality Agreement").

6.7. Publicity. The initial press release concerning the Merger has been approved by the Parent and the Company and thereafter the Company and its Subsidiaries, on the one hand, and the Parent and the Purchaser, on the other hand, shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any Governmental Entity or other Person (including the American Stock Exchange or NASDAQ) with respect hereto, except as may be required by law or by obligations pursuant to any listing agreement.

6.8.  Status of the Company Employees; the Company Stock Options.

(a) The Parent agrees that following the Effective Time, the employees of the Company and its Subsidiaries who are employed by the Surviving Corporation or its Subsidiaries or affiliates ("the Company Employees") shall become eligible to participate in the employee benefit plans and arrangements maintained by the Parent or its Subsidiaries ("the Parent Benefit Plans"). The Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employee benefit obligations to current and former employees under the Compensation and Benefit Plans in existence on the date hereof (including, without limitation, the plans and agreements listed on Schedule 5.1(h)(i)) and all employment or severance agreements entered into by the Company or adopted by the Company's Board prior to the Effective Date (collectively, the "Employment and Severance Agreements"); it being understood that nothing contained herein shall limit or restrict the ability of the Parent to modify or terminate any Compensation and Benefit Plan, or to merge any Compensation and Benefit Plan with any other plan, other than the Employment and Severance Agreements, following the Effective Time. When employees of the Company transition to coverage under the Parent Benefit Plans, the Parent shall use its reasonable commercial efforts to provide that there shall be no lapses in coverage because of any actively-at-work, non-confinement, evidence of insurability or pre-existing condition requirement.

(b) From and after the date hereof, the Company agrees that, except with respect to grants in connection with offers of employment outstanding on the date hereof and disclosed in a schedule to this Agreement, it will not grant additional stock options under the Stock Option Plans.

6.9. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Section 8.5, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement (including but not limited to legal and accounting fees incurred by either party with respect to the preparation of the Proxy/Registration Statement) shall be paid by the party incurring such expense, except that all expenses related to printing the Proxy/Registration Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy/Registration Statement shall be paid 50% by the Company and 50% by the Parent. Each of the Parent and the Company shall pay the costs of mailing the Proxy/Registration Statement to its respective shareholders.

6.10. Other Actions by the Company and the Parent. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Parent and the Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

6.11. Margolis Agreements. At the Effective Time, the Surviving Corporation and Harry Margolis ("Margolis") shall enter into an employment agreement in the form annexed hereto as Exhibit A (the "Employment Agreement") and a non-competition agreement in the form annexed hereto as Exhibit B (the "Non-Competition Agreement"). At the Effective Time, the Parent and Margolis shall enter into a stock repurchase agreement in the form annexed hereto as Exhibit C (the "Stock Repurchase Agreement"). The Employment Agreement, Non-Competition Agreement and Stock Repurchase Agreement are sometimes collectively referred to herein as the "Margolis Agreements."

6.12. Indemnification of Officers and Directors.

(a) From and after the Effective Time, the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to indemnify any of its directors and officers existing prior to the date hereof to the extent the obligations thereunder relate to the approval and adoption of the Merger. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification, exculpation, expense advancement and elimination of liability for monetary damages at least as favorable as are set forth in the Articles of Incorporation and Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, are directors or officers of the Company, unless such modification is required by Law.

(b) In the event that the Surviving Corporation or any of its successors or assigns; (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers a material amount of its assets and properties to any Person in a single transaction or a series of related transactions, then, and in each such case, the Parent shall either guaranty the indemnification obligations of the Surviving Corporation under this Section 6.12, or shall make, or cause to be made, proper provision so that the successors and assigns of the Surviving Corporation assume the indemnification obligations of the Surviving Corporation under this Section 6.12 for the benefit of the parties entitled to the benefits of this Section 6.12 (the "Indemnified Parties"). The terms and provisions of this Section 6.12 are (a) intended to be for the benefit of, and shall be enforceable by, each of the indemnified Parties, and (b) in addition to, and not in substitution for, any other rights to indemnification or contribution that any of the Indemnified Parties may have by law, contract or otherwise.

(c) This section 6.12 shall survive the consummation of the Merger at the Effective Time, and shall be binding on all successors and assigns of the Surviving Corporation.

6.13 Tax Matters. For a period of one year following the Effective Time: (a) the Parent shall not cause the Purchaser or the Surviving Corporation to be dissolved, merged into another corporation or entity, or distribute substantially all of its assets; and (b) neither the Parent nor the Purchaser will take (or fail to take) any action that, in the reasonable judgment of the Parent, would prevent the Merger from constituting a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

6.14 Tail Policy. Prior to the Closing, the Company shall purchase and pay (after giving effect to any credit or refund obtained by the Company upon termination of the Company's existing directors and officers liability insurance policy) for tail coverage (the "Tail Policy") with respect to its directors and officers liability insurance policy, covering those persons who are covered by the Company's directors and officers liability insurance policy as of the date hereof and/or as of the Closing, which Tail Policy shall extend for a period of one (1) year from the Effective Time.

                                   ARTICLE VII

                                   CONDITIONS

7.1. Conditions to Each Party's Obligation to Effect Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been duly approved by holders of the number of Shares constituting at least the Company Requisite Vote and by the holders of a majority of the number of shares of ASA Common Stock outstanding and entitled to vote thereon.

(b) Regulatory Consents. Other than filing the Delaware Certificate of Merger and the Texas Articles of Merger all filings with any Governmental Entity required to be made prior to the Effective Time by the Company or the Parent or any of their respective Subsidiaries, with, and all Government Consents required to be obtained prior to the Effective Time by the Company or the Parent or any of their respective Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, the Parent and the Purchaser shall have been made or obtained (as the case may be), except where the failure to so make or obtain will not result in either a Company Material Adverse Effect or a Parent Material Adverse Effect.

(c) Litigation. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding seeking any such Order and such proceeding remains unresolved.

(d) Proxy. The SEC shall have declared the Proxy/Registration Statement effective. No stop order suspending the effectiveness of the Proxy/Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy/Registration Statement, shall have been initiated or threatened in writing by the SEC.

(e) NASDAQ. The shares of ASA Common Stock to be issued in the Merger and the transactions contemplated hereby shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

(f) Margolis Agreements. The Surviving Corporation, the Parent and Margolis shall have executed and delivered each of the Margolis Agreements to which they are parties. Any existing agreements between the Company and Margolis shall have been terminated as of immediately prior to the Effective Time with no further obligation from the Company to Margolis thereunder.

(g) Insurance. Prior to the Closing, the Company shall have purchased and paid for the Tail Policy.

(h) Payment. The Company shall have paid in full the Margolis Note (as defined in Section 9.1) as contemplated by Section 9.1.

7.2. Conditions to Obligations of the Parent and the Purchaser. The obligations of the Parent and the Purchaser to effect the Merger are also subject to the satisfaction or waiver by the Parent prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent that (i) such representations and warranties speak as of an earlier date or (ii) the representations and warranties are no longer correct because of actions taken or failure to take action by the Manager pursuant to the Management Agreement) as of the Closing Date as though made on and as of the Closing Date it being understood that such representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are untrue or incorrect in the aggregate is likely to have a Company Material Adverse Effect, and the Parent shall have received a certificate to such effect signed by the President of the Company.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Parent shall have received a certificate to such effect signed by the President of the Company.

(c) Dissenters' Shares. No greater than three percent (3%) of the Shares of outstanding and entitled to vote at the Shareholders Meeting shall be Dissenters' Shares, and the Parent shall have received a certificate to such effect signed by the President of the Company.

(d) Decrees, Judgments, etc. There shall not have been any action taken, or any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any domestic or foreign court or other Governmental Entity that, in the reasonable judgment of the Parent, would be expected to, directly or indirectly (i) prohibit or impose any material limitations on, the Parent's ownership or operation of all or a material portion of the Company's businesses or assets, or compel the Parent to dispose of or hold separate any material portion of the business or assets of the Company or the Parent and its respective Subsidiaries, in each case taken as a whole, (ii) prohibit, or make illegal the consummation of the Merger or the other transactions contemplated by this Agreement, or (iii) impose material limitations on the ability of the Parent effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by it on all matters properly presented to the Company's shareholders.

(e) Legal Opinion. The Parent shall have received the legal opinion of Winstead Sechrest & Minick, P.C., counsel to the Company, in form and substance reasonably satisfactory to the Purchaser and its counsel.

7.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Parent and the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, it being understood that such representations and warranties shall be deemed to be true and correct unless the respects in which the representations and warranties (without giving effect to any "materiality" limitations or references to "material adverse effect" set forth therein) are untrue or incorrect in the aggregate is likely to have a the Parent Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the President of the Parent.

(b) Performance of Obligations of the Parent and the Purchaser. Each of the Parent and the Purchaser shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the President of the Parent.

(c) Legal Opinion. The Company shall have received the legal opinion of Epstein Becker & Green, P.C., counsel to the Parent, in form and substance reasonably satisfactory to the Company and its counsel.

                                  ARTICLE VIII

                                   TERMINATION

8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the shareholders of the Company, by mutual written consent of the Company, the Parent and the Purchaser, by action of their respective Boards of Directors.

8.2. Termination by Either the Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either the Parent or the Company, by action of their respective Boards of Directors if (a) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall be entered (whether before or after the approval by the shareholders of the Company) and such Order is or shall have become nonappealable, provided that the party seeking to terminate this Agreement shall have used its reasonable efforts to remove or lift such Order, or (b) the Proxy/Registration Statement shall not have been declared effective by the SEC on or before July 31, 2002, provided that the party seeking to terminate this Agreement shall have used its reasonable efforts to cause the Proxy/Registration Statement to be declared effective by the SEC.

8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the shareholders of the Company, by the Company if:

(a) prior to the Shareholders Meeting, (i) the Company enters into a binding written agreement with respect to a Superior Proposal after fully complying with the procedures set forth in Section 6.2 and (ii) the Company concurrently with such termination pays to the Parent in immediately available funds all expense reimbursements due the Parent pursuant to Section 8.5(a) and the Termination Fee pursuant to Section 8.5(b)(ii); provided, further, that notwithstanding anything in this Agreement to the contrary, the termination of this Agreement by the Company pursuant to this subsection (a) shall not be deemed to violate or breach other obligations of the Company under this Agreement; or

(b) there has been a material breach by the Parent or the Purchaser of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured prior to twenty (20) Business Days after written notice of such breach is given by the Company to the Parent.

8.4. Termination by the Parent and the Purchaser. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after its approval by the shareholders of the Company, by the Parent and the Purchaser if:

(a) the Company's Board shall have withdrawn or modified its approval or recommendation of this Agreement in a manner materially adverse to the Parent; or

(b) there has been a material breach by the Company of any representation, warranty, covenant or agreement (not caused by the Manager's action or failure to act pursuant to the Management Agreement) contained in this Agreement that is not curable or, if curable, is not cured prior to twenty (20) Business Days after written notice of such breach is given by the Parent to the Company.

8.5.  Effect of Termination and Abandonment.

(a)   If this Agreement is terminated and the Merger abandoned pursuant to this
Article VIII, this Agreement (other than as set forth in Section 10.1) shall become void and of no further effect with no liability of any party hereto (or any of its directors, officers, employees, agents, stockholders, legal, accounting and financial advisors or other representatives); provided, however, that, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement; and provided, further, that the Company shall reimburse the Parent in the amount of $150,000 as reimbursement for all of its costs and expenses in connection with this Agreement and the Merger unless: (i) the Agreement has been terminated by the parties pursuant to Section 8.1 or by either party pursuant to
Section 8.2; or (ii) the Company has terminated this Agreement pursuant to Sections 8.3(b); and, further, the Company has not breached in any material respect its obligations under this Agreement in any manner which proximately contributed to the failure to close the Merger.

(b)   (i)    In lieu of any liability or obligation to pay damages (other than the obligation to reimburse the Parent for expenses pursuant to Section 8.5(a)), if (A) the Parent and the Purchaser shall have terminated this Agreement pursuant to Section 8.4(a) or (b), and (B) either (i) there shall be a proposal by a Third Party for a Third Party Acquisition existing at the time of termination of the Agreement by the Parent and the Purchaser, or (ii) an agreement with respect to a Third Party Acquisition is entered into by the Company within one (1) year of such termination, the Company shall pay to the Parent within two (2) Business Days after entering into an agreement with respect to such Third Party Acquisition a fee of $500,000.

      (ii) In lieu of any liability or obligation to pay damages (other than the obligation to reimburse the Parent for expenses pursuant to Section 8.5(a)),
(A) if there shall not have been a material breach of any representation, warranty, covenant or agreement on the part of the Parent or the Purchaser and
(B) the Company shall have terminated this Agreement pursuant to Section 8.3(a), the Company shall pay to the Parent concurrently with such termination a fee of $500,000. (Such amounts payable pursuant to Section 8.5(b)(i) or this Section 8.5(b)(ii) are referred to in the aggregate in this Agreement as the "Termination Fee".)

(c) The Company acknowledges that the agreements contained in Section 8.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parent and the Purchaser would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts required pursuant to Section 8.5 and, in order to obtain such payment the Parent or the Purchaser commences a suit which results in a final nonappealable judgment against the Company for such amounts, the Company shall pay to the Parent or the Purchaser its costs and expenses (including attorneys' fees) in connection with such suit and interest on the amount at the rate announced by Citibank, N.A. as its "reference rate" in effect on the date such payment was required to be made.

8.6. Procedure for Termination. A termination of this Agreement pursuant to this Article VIII shall, in order to be effective, require in the case of the Parent, the Purchaser or the Company, action by its respective Board of Directors.

                                   ARTICLE IX

                             PAYMENT BY THE COMPANY


9.1 The Margolis Note. Immediately prior to the Effective Time the Company shall pay in full the outstanding principal and accrued interest due in accordance with a promissory note of the Company dated January 31, 2001 payable to Harry Margolis (the "Margolis Note").


                                    ARTICLE X

                                  MISCELLANEOUS

10.1. Survival. This Article X and the agreements of the Company, the Parent and the Purchaser contained in Sections 6.9 (Expenses), 6.12 (Indemnification of Officers and Directors), 6.13 (Tax Matters), 6.14 (Tail Policy) and 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement and in any certificate or schedule delivered pursuant hereto shall not survive the consummation of the Merger or the termination of this Agreement.

10.2. Certain Definitions. For the purposes of this Agreement each of the following terms shall have the meanings set forth below:

(a) "Affiliate" means a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person.

(b) "Business Day" means any day other than a day on which banks in the Commonwealth of Massachusetts are authorized to close or the New York Stock Exchange is closed.

(c) "Capital Stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

(d)    "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business, or results of operations of the Company and its Subsidiaries, taken as a whole.

(f) "Knowledge" means, with respect to the Company, the Parent or the Purchaser, the actual knowledge of the executive officers of such party or information which should reasonably have been known to the executive officers of such party after due inquiry of its employees and others likely to have knowledge of the matter in question.

(g) "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, hypothecation, title defect or adverse claim of any kind in respect of such asset.

(h)    "NASDAQ" means the Nasdaq Stock Market, Inc.

(i)    "Parent Material Adverse Effect" means a material adverse effect on
(i) the ability of the Parent or the Purchaser to consummate the Merger or any of the other material transactions contemplated by this Agreement or (ii) the financial condition, properties, business or results of operation of the Parent and its Subsidiaries taken as a whole.

(j) "Permitted Liens" means (i) Liens for Taxes or other governmental assessments, charges or claims the payment of which is not yet due or is being contested in good faith; (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other similar Persons and other liens imposed by applicable Law incurred in the ordinary course of business for sums not yet delinquent or immaterial in amount and being contested in good faith; (iii) liens specifically identified as such in the Balance Sheet or the notes thereto; (iv) liens constituting or securing executory obligations under any lease that constitutes an "operating lease" under GAAP; and (v) any other Lien arising in the ordinary course of business, the imposition of which would not constitute a the Company Material Adverse Effect; provided, however, that, with respect to each of the foregoing clauses (i) through (iv), to the extent that any such lien arose prior to the Audit Date and relates to, or secures the payment of, a liability that is required to be accrued on the Balance Sheet under GAAP, such lien shall not be a Permitted Lien unless accruals for such liability have been established therefor on the Balance Sheet in conformity with GAAP. Notwithstanding the foregoing, no lien arising under the Code or ERISA with respect to the operation, termination, restoration or funding of any Compensation and Benefit Plan sponsored by, maintained by or contributed to by the Company or any of its ERISA Affiliates or arising in connection with any excise tax or penalty tax with respect to such Compensation and Benefit Plan shall be a Permitted lien.

(k) "Person" means an individual, corporation (including not-for-profit), partnership, limited liability company, association, trust, unincorporated organization, joint venture, estate, Governmental Entity or other legal entity.

(l) "Subsidiary" or "Subsidiaries" of the Company, the Parent, the Surviving Corporation or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, the Parent, the Surviving Corporation or any such other Person, as the case may be, either alone or through or together with any other Subsidiary, owns, directly or indirectly, 50% or more of the Capital Stock, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

10.3. No Personal Liability. This Agreement shall not create or be deemed to create any personal liability or obligation on the part of any direct or indirect stockholder of the Company, the Purchaser or the Parent, or any of their respective officers, directors, employees, agents or representatives.

10.4. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

10.5. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

10.6. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

10.7.  Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 10.8 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE INITIAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.7.

10.8. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered or certified mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid, or by facsimile (which is confirmed):

If to the Parent or the Purchaser:
                                       ASA International Ltd.
                                       10 Speen Street
                                       Framingham, MA 01701
                                       Attention: Alfred C. Angelone,
                                       Chief Executive Officer
                                       Tel: 508-626-2727
                                       Fax: 508-626-0644


with a copy to:                        Paul D. Broude, Esq.
                                       Epstein Becker & Green, P.C.
                                       75 State Street, 27th Floor
                                       Boston, Massachusetts 02109
                                       Tel:  617-342-4000
                                       Fax:  617-342-4001

If to the Company:                     CompuTrac, Inc.
                                       222 Municipal Drive
                                       Richardson, TX 75080
                                       Attention: Harry W. Margolis, President
                                       Tel:  972-234-4241
                                       Fax:  972-669-0570
with a copy to:                        Dawn M. Douthit, Esq.
                                       Winstead Sechrest & Minick, P.C.
                                       5400 Renaissance Tower
                                       1201 Elm Street
                                       Dallas, Texas 75290
                                       Tel: 214-745-5150
                                       Fax: 214-745-5390

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

10.9. Entire Agreement. This Agreement (including any schedules, exhibits or annexes hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

10.10. No Third Party Beneficiaries. Except as set forth in Section 6.12, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

10.11. Obligations of the Company and Surviving Corporation. Whenever this Agreement requires a Subsidiary of the Company or the Parent to take any action, such requirement shall be deemed to include an undertaking on the part of the Company or the Parent, as the case may be, to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

10.12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

10.13. Interpretation. The table of contents and Article, Section and subsection headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule, Annex or Exhibit, such reference shall be to a Section of, or Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in

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this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns and, in the case of an individual, to his or her heirs and estate, as applicable.

10.14. Assignment. This Agreement shall not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this sentence shall be void; provided, however, that the Parent may designate, by written notice to the Company, another wholly-owned, direct subsidiary to be a Constituent Corporation in lieu of the Purchaser, in the event of which, all references herein to the Purchaser shall be deemed references to such other Subsidiary except that all representations and warranties made herein with respect to the Purchaser as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

10.15. Tax Returns. The parties shall not take any position on any tax return that is inconsistent with the treatment of the Merger for tax purposes as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

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       IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.


                                          COMPUTRAC, INC.


                                          By:      ___________________________


                                          Name:    ___________________________

                                          Title:   ___________________________




                                          ASA INTERNATIONAL LTD.


                                          By:      ___________________________


                                          Name:    ___________________________

                                          Title:   ___________________________




                                          RAINMAKER SOFTWARE, INC.


                                          By:      ___________________________


                                          Name:    ___________________________

                                          Title:   ___________________________



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